Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports First Quarter 2016 Results

INDIANAPOLIS — (PR NEWSWIRE) — May 5, 2016 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the quarter ended March 31, 2016, as follows:

	Three Months Ended March 31,
	2016	2015
	(Dollars in millions, except per unit data)
Net income (loss)	$(67.7)	$23.8
Limited partners’ interest basic and diluted net income (loss) per unit	$(0.87)	$0.27
Adjusted EBITDA	$6.6	$124.9
Distributable Cash Flow	$(25.1)	$98.6

The Partnership’s results for the first quarter 2016 include one special item related to a favorable lower of cost or market (“LCM”) inventory adjustment of $9.5 million. For a summary of results excluding the special item for all periods, please see the section of this release entitled “Summary Financial Results Excluding Special Item.”

Management Commentary

“During the first quarter 2016, continued stability in our core specialty products segment was more than offset by a material year-over-year decline in our fuel products segment gross profit, due mainly to weaker refining economics in the regional markets we serve, resulting in a consolidated net loss in the period,” stated Tim Go, CEO of Calumet.

“Looking ahead to the second quarter 2016, benchmark crack spreads in April improved versus first quarter levels, an early indication of improved market conditions in our fuel products segment,” continued Go. “With asphalt paving and roofing season commencing in May, we expect to sell significant volumes of heavy residual products to our customers during the second and third quarters of 2016, thereby reducing existing inventories that built during the asphalt ‘winter fill’ season.”

“Beginning in the second quarter 2016, the Partnership expects to realize incremental benefits resulting from our ongoing operations excellence and ‘self-help’ initiatives,” continued Go. “These initiatives include ongoing efforts to further optimize our feedstock slate, reduce transportation costs, centralize corporate procurement, reduce discretionary spending, enhance product yields and improve asset optimization.”

“Our Montana refinery is currently operating at project capacity, following the recent conclusion of a multi-year expansion project, and is expected to benefit from an advantaged feedstock slate that is comprised entirely of heavy Canadian crude oil, which currently trades at a more than $10 per barrel discount to West Texas Intermediate crude oil,” noted Go.

“We have taken decisive action to reposition the Partnership for long-term growth,” continued Go. “Since January 2016, we have completed a $400 million senior secured notes offering and our Board of Directors voted to suspend the quarterly cash distribution, which together bolster our liquidity and serve as part of a broader effort to strengthen our balance sheet during a challenging period in our fuels refining business. In addition, we have added senior energy industry executives to both our leadership team and Board of Directors, to help us navigate through these challenging times.”

“We are committed to owning and operating a portfolio of assets and product lines that carry sustainable competitive advantages,” stated Go. “We believe every asset in our portfolio must be financially self-reliant to remain part of this long-term portfolio. To that end, we have initiated a comprehensive review of our existing assets that will clearly identify the long-term opportunities, risks and anticipated returns associated with each of our assets, a process which will assist our leadership team in high-grading the portfolio to achieve consistent, profitable growth.”

“As we look ahead to the remainder of the year, we expect to significantly improve free cash flow over the course of 2016, given expectations for a meaningful year-over-year decline in capital spending, favorable seasonal demand, contributions from our operations excellence initiatives and the suspension of the quarterly cash distribution,” concluded Go.

Specialty Products Segment Results

	Three Months Ended March 31,
	2016	2015
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$99.3	$104.5
Specialty products segment gross profit, excluding special item	$92.5	$123.1
Specialty products segment Adjusted EBITDA	$58.5	$65.9
Specialty products segment Adjusted EBITDA, excluding special item	$51.6	$84.1

Specialty products segment gross profit per barrel	$42.08	$44.51
Specialty products segment gross profit per barrel, excluding special item	$39.19	$52.43

During the first quarter 2016, sales volume of lubricating oils, white oils and packaged and synthetic products all increased above year ago levels, while sales volumes of solvents and waxes both declined on a year-over-year basis in the period. On a product margin basis, we benefited from a year-over-year increase in white oils, waxes and packaged and synthetic products margins in the first quarter 2016, while lubricating oils and solvents margins declined on a year-over-year basis in the period.

Fuel Products Segment Results

	Three Months Ended March 31,
	2016	2015
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit (loss)	$(19.0)	$63.9
Fuel products segment gross profit (loss), excluding special item	$(19.9)	$58.5
Fuel products segment Adjusted EBITDA	$(46.0)	$63.1
Fuel products segment Adjusted EBITDA, excluding special item	$(48.2)	$53.0

Fuel products segment gross profit (loss) per barrel (including hedging activities)	$(2.12)	$7.45
Fuel products segment gross profit (loss) per barrel (excluding hedging activities)	$(2.43)	$7.60
Fuel products segment gross profit (loss) per barrel (including hedging activities), excluding special item	$(2.22)	$6.82
Fuel products segment gross profit (loss) per barrel (excluding hedging activities), excluding special item	$(2.53)	$6.97

During the first quarter 2016, a more than 45% quarter-over-quarter decline in the benchmark Gulf Coast 2/1/1 crack spread, less favorable realized product margins on motor fuels product sold in local markets, a narrowing in crude oil price differentials, and higher Renewable Fuel Standard (“RFS”) compliance costs all contributed to lower results within the fuel products segment, when compared to the prior year period. Sales volumes of gasoline, diesel and jet fuel all declined in the first quarter 2016, when compared to the prior year period. Asphalt production increased to 17,798 barrels per day (“bpd”) in the first quarter 2016, an increase from 14,812 bpd in the first quarter 2015, as we increased overall feedstock runs across our refining system.

Oilfield Services Segment Results

	Three Months Ended March 31,
	2016	2015
	(Dollars in millions)
Oilfield services segment gross profit	$5.9	$26.8
Oilfield services segment gross profit, excluding special item	$5.5	$26.8
Oilfield services segment Adjusted EBITDA	$(5.9)	$(4.1)
Oilfield services segment Adjusted EBITDA, excluding special item	$(6.3)	$(4.1)

The average price of NYMEX West Texas Intermediate crude oil declined by more than 30% in the first quarter 2016 when compared to the first quarter 2015. In response to lower crude oil prices, domestic oilfield services activity declined sharply during the past year, as the U.S. land rig count declined more than 60% on a year-over-year basis. The decline in drilling and completion activity had a material adverse impact on our oilfield services segment throughout 2015, a trend which continued into the first quarter 2016.
In response to these market conditions, we took steps to significantly reduce costs in the segment during the first quarter 2016, efforts that included capturing increased supply chain efficiencies in addition to a series of targeted workforce reductions that better position the segment relative to the needs of existing customers. While the oilfield services segment remains challenged in a lower commodity price environment, we continue to position the business for cash flow neutrality, given the current challenges evident in the sector.
Partnership Liquidity

On a pro forma basis as of March 31, 2016, giving effect to the net proceeds from the recently completed $400 million offering of senior secured notes due 2021, the Partnership had availability under its revolving credit facility of $396.2 million, based on a $459.7 million borrowing base, $63.5 million in outstanding standby letters of credit and no outstanding borrowings. In addition, the Partnership would have had $95.6 million of cash on hand as of March 31, 2016, on a pro forma basis. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.

Financial Guidance

Full-year 2016 Capital Spending Forecast. For the full year 2016, the Partnership anticipates total capital expenditures between $125.0 million and $150.0 million. Anticipated 2016 capital spending include (1) $60.0 million to $70.0 million for capital improvement expenditures; (2) $50.0 million to $60.0 million for replacement and environmental expenditures; (3) $5.0 million to $10.0 million for turnaround related expenditures and (4) $10.0 million for joint venture contributions. During the first quarter 2016, total capital spending was $46.9 million, versus $110.4 million in the first quarter 2015.

Full-Year 2016 RFS Compliance Impact Forecast. In conjunction with the Partnership’s ongoing compliance with the RFS, Calumet expects to purchase blending credits referred to as Renewable Identification Numbers (“RINs”). The Partnership records its outstanding RINs obligation as a balance sheet liability. This liability is marked-to-market on a quarterly basis to reflect the market price of RINs on the last day of each quarter. The Partnership expects its gross estimated annual RINs obligation, which includes RINs that are required to be secured through either blending or through the purchase of RINs in the open market, will be up to 120 million RINs for the full-year 2016, excluding the potential for any subsequent hardship waivers that may or may not be granted by the U.S. Environmental Protection Agency (“EPA”) to any of the Partnership's fuel refineries at a later time.

Strategic Update

Feedstock Optimization. During the first quarter 2016, the Partnership processed an average of approximately 31,900 bpd of heavy Canadian crude oil, versus 22,300 bpd in the fourth quarter 2015. Calumet continues to believe a structurally wide Western Canadian Select (“WCS”)-WTI crude oil price differential remains a significant competitive advantage to the overall performance of its fuel products segment, given current market conditions. During 2016, the Partnership intends to significantly increase the volumes of WCS price-linked crude oil processed at its fuels refineries to further capitalize on this advantage.
Liquidity Enhancement. On April 20, 2016, the Partnership closed on a private placement offering of $400 million in aggregate principal amount of 11.5% senior secured notes due 2021. The Partnership used a significant portion of the net proceeds from this private placement to repay borrowings outstanding under its revolving credit facility and intends to use the remainder for general partnership purposes.

Suspension of Distribution. On April 15, 2016, the Partnership announced that its board of directors had voted to suspend the quarterly cash distribution to unitholders for the quarter ended March 31, 2016. The Partnership’s board of directors and management believe the suspension to be in the best long-term interest of all stakeholders. The board of directors will continue to evaluate the Partnership’s ability to reinstate the distribution in due course, taking into account a number of factors, including our liquidity requirements, the relative health of cash flows from operations, balance sheet leverage, broader market conditions and the overall performance of our business.
Operations Excellence. The Partnership continues to make progress on a series of “self-help” initiatives, including those that seek to significantly reduce transportation and logistics expenses, reduce procurement costs and discretionary expenses throughout the organization.
Operations Summary

The following table sets forth information about our combined operations, excluding the results of the oilfield services segment. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks such as ethanol and biodiesel and the resale of crude oil in our fuel products segment.

	Three Months Ended March 31,
	2016	2015
	(bpd)
Total sales volume (1)	124,440	121,444
Total feedstock runs (2)	128,385	120,861
Facility production: (3)
Specialty products:
Lubricating oils	13,854	12,090
Solvents	7,352	9,879
Waxes	1,335	1,707
Packaged and synthetic specialty products (4)	2,125	1,491
Other	908	912
Total	25,574	26,079

Fuel products:
Gasoline	38,043	37,688
Diesel	30,347	30,223
Jet fuel	5,676	5,052
Asphalt, heavy fuel oils and other	28,240	21,978
Total	102,306	94,941
Total facility production (3)	127,880	121,020

(1)
Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in our fuel products segment sales.

The increase in total sales volume for the three months ended March 31, 2016, compared to the same period in 2015 is due primarily to increased sales volume of lubricating oils and asphalt and other fuel products, partially offset by decreased sales of solvents, waxes, gasoline and diesel as a result of market conditions.

(2)	Total feedstock runs represent the bpd of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
The increase in total feedstock runs for the three months ended March 31, 2016, compared to the same period in 2015 is due primarily to increased feedstock runs at the Montana refinery as a result of the expansion project completed in 2016 and improved operational reliability, partially offset by decreased feedstock runs related to the production of solvents and waxes as a result of market conditions.

(3)
Total facility production represents the bpd of specialty products and fuel products yielded from processing crude oil and other feedstocks at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

The change in total facility production for the three months ended March 31, 2016, compared to the same period in 2015 is due primarily to the operational items discussed above in footnote 2 of this table.

(4)	Represents production of packaged and synthetic specialty products, including the Royal Purple, Bel-Ray, Calumet Packaging and Missouri facilities.

Derivatives Summary

The following table summarizes the derivative activity reflected in the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	2016	2015
	(In millions)
Derivative gain reflected in sales	$16.0	$20.2
Derivative loss reflected in cost of sales	(13.9)	(21.9)
Derivative gain (loss) reflected in gross profit	$2.1	$(1.7)

Realized gain (loss) on derivative instruments	$(12.3)	$8.9
Unrealized gain (loss) on derivative instruments	4.6	(27.9)
Derivative gain reflected in interest expense	0.1	0.2
Total derivative loss reflected in the unaudited condensed consolidated statements of operations	$(5.5)	$(20.5)
Total gain (loss) on commodity derivative settlements	(12.3)	$13.3

About the Partnership

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel; and provides oilfield services and products to customers throughout the United States. Calumet is based in Indianapolis, Indiana, and has fourteen manufacturing facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma, eastern Missouri and North Dakota.

A conference call is scheduled for 1:00 p.m. ET (12:00 p.m. CT) on Thursday, May 5, 2016, to discuss the financial and operational results for the first quarter 2016. Investors, analysts and members of the media interested in listening to the live presentation may call (866) 584-9671 and enter passcode 87644842. The telephonic replay is available by calling (855) 859-2056 and entering passcode 87644842. The replay will be available beginning Thursday, May 5, 2016, until Thursday, May 12, 2016. A webcast of the earnings call and accompanying presentation slides will be available on the Partnership's website at http://www.calumetspecialty.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended March 31, 2016, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures, (iii) our access to capital to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures, and (iv) expected benefits to the Partnership from the distribution suspension. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels, other refined products and oilfield services; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuels products and products used in oilfield services that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; estimated capital expenditures as a result of our planned organic growth projects and estimated annual EBITDA contributions from such projects; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the RFS, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our 2015 Annual Report on Form 10-K and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We include in this press release the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item and provide reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item to Net income (loss) and Net cash provided by (used in) operating activities, our most directly comparable financial performance and liquidity measures, calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure; and

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

We believe that these non-GAAP measures are useful to analysts and investors as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

We define “EBITDA” for any period as net income (loss) plus interest expense (including debt issuance and extinguishment costs), income taxes and depreciation and amortization.

We define “Adjusted EBITDA” for any period as: (1) net income (loss) plus; (2)(a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) impairment, (e) unrealized losses from mark-to-market accounting for hedging activities, (f) realized gains under derivative instruments excluded from the determination of net income (loss), (g) non-cash equity based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss), (h) debt refinancing fees, premiums and penalties and (i) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (3)(a) unrealized gains from mark-to-market accounting for hedging activities, (b) realized losses under derivative instruments excluded from the determination of net income (loss) and (c) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period.

We define “Distributable Cash Flow” for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit). Distributable Cash Flow is used by us, our investors and analysts to analyze our ability to pay distributions.

The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this release reflect the calculation of “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 6.5% senior notes due April 15, 2021, that were issued in March 2014 (the “2021 Notes”), our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015 and our 11.5% senior secured notes due January 15, 2021 (the “2021 Secured Notes”), that were issued in April 2016. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes, 2023 Notes and 2021 Secured Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Adjusted EBITDA and Distributable Cash Flow that are presented in this press release for prior periods have been updated to reflect the use of the new calculations. Please see our filings with the SEC, including our 2015 Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item should not be considered alternatives to net income (loss), operating income (loss), net cash provided by (used in) operating activities or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item, management recognizes and considers the limitations of these measurements. EBITDA, Adjusted EBITDA and Adjusted EBITDA, Excluding Special Item do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA and Distributable Cash Flow are only three of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item in the same manner. The following tables present a reconciliation of both net income (loss) to EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted Net Income (Loss), Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item, and Distributable Cash Flow, Adjusted EBITDA and EBITDA to net cash provided by (used in) operating activities, our most directly comparable GAAP financial performance and liquidity measures, for each of the periods indicated.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended
	March 31,
	2016	2015
Sales	$713.0	$1,018.6
Cost of sales	626.8	823.4
Gross profit	86.2	195.2
Operating costs and expenses:
Selling	30.5	38.4
General and administrative	27.6	39.2
Transportation	39.2	42.0
Taxes other than income taxes	5.7	4.0
Other	2.0	2.9
Operating income (loss)	(18.8)	68.7
Other income (expense):
Interest expense	(30.3)	(27.0)
Realized gain (loss) on derivative instruments	(12.3)	8.9
Unrealized gain (loss) on derivative instruments	4.6	(27.9)
Loss from unconsolidated affiliates	(11.1)	(4.5)
Other	0.4	0.8
Total other expense	(48.7)	(49.7)
Net income (loss) before income taxes	(67.5)	19.0
Income tax expense (benefit)	0.2	(4.8)
Net income (loss)	$(67.7)	$23.8
Allocation of net income (loss):
Net income (loss)	$(67.7)	$23.8
Less:
General partner’s interest in net income (loss)	(1.4)	0.5
General partner’s incentive distribution rights	—	4.2
Net income (loss) available to limited partners	$(66.3)	$19.1
Weighted average limited partner units outstanding:
Basic	76,449,841	71,232,392
Diluted	76,449,841	71,275,452
Limited partners’ interest basic and diluted net income (loss) per unit	$(0.87)	$0.27
Cash distributions declared per limited partner unit	$0.685	$0.685

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7.2	$5.6
Accounts receivable, net	231.1	210.7
Inventories	429.9	384.4
Prepaid expenses and other current assets	6.9	8.3
Total current assets	675.1	609.0
Property, plant and equipment, net	1,727.6	1,719.2
Investment in unconsolidated affiliates	115.8	126.0
Goodwill	212.0	212.0
Other intangible assets, net	206.5	214.1
Other noncurrent assets, net	61.6	64.4
Total assets	$2,998.6	$2,944.7
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$288.1	$316.6
Accrued interest payable	45.3	31.1
Accrued salaries, wages and benefits	23.7	32.9
Other taxes payable	17.5	17.9
Other current liabilities	143.5	119.0
Current portion of long-term debt	1.7	1.7
Note payable — related party	72.4	73.5
Derivative liabilities	29.3	33.9
Total current liabilities	621.5	626.6
Noncurrent deferred income taxes	2.1	2.1
Pension and postretirement benefit obligations	12.5	13.0
Other long-term liabilities	0.9	0.9
Long-term debt, less current portion	1,883.1	1,698.2
Total liabilities	2,520.1	2,340.8
Commitments and contingencies
Partners’ capital:
Partners’ capital	482.2	605.5
Accumulated other comprehensive loss	(3.7)	(1.6)
Total partners’ capital	478.5	603.9
Total liabilities and partners’ capital	$2,998.6	$2,944.7

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	March 31,
	2016	2015
Operating activities
Net income (loss)	$(67.7)	$23.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	38.8	35.4
Amortization of turnaround costs	9.1	6.1
Non-cash interest expense	1.9	1.4
Provision for doubtful accounts	0.3	—
Unrealized (gain) loss on derivative instruments	(4.6)	27.9
Loss on disposal of fixed assets	0.8	0.3
Non-cash equity based compensation	1.8	3.2
Deferred income tax benefit	—	(4.8)
Lower of cost or market inventory adjustment	(8.1)	13.2
Loss from unconsolidated affiliates	11.1	4.5
Other non-cash activities	1.2	1.3
Changes in assets and liabilities:
Accounts receivable	(20.7)	29.2
Inventories	(36.0)	(18.9)
Prepaid expenses and other current assets	—	4.4
Derivative activity	(3.6)	9.2
Turnaround costs	(6.4)	(2.7)
Other assets	(0.3)	—
Accounts payable	(1.8)	(78.9)
Accrued interest payable	14.2	0.7
Accrued salaries, wages and benefits	(9.2)	(1.9)
Other taxes payable	(0.4)	(2.0)
Other liabilities	24.0	38.2
Pension and postretirement benefit obligations	(0.5)	(0.2)
Net cash provided by (used in) operating activities	(56.1)	89.4
Investing activities
Additions to property, plant and equipment	(66.8)	(74.1)
Investment in unconsolidated affiliates	(0.9)	(25.0)
Proceeds from sale of property, plant and equipment	—	0.1
Net cash used in investing activities	(67.7)	(99.0)
Financing activities
Proceeds from borrowings — revolving credit facility	393.9	358.8
Repayments of borrowings — revolving credit facility	(210.0)	(509.5)
Repayments of borrowings — related party note	(1.5)	—
Payments on capital lease obligations	(2.0)	(1.7)
Proceeds from other financing obligations	2.4	—
Proceeds from senior notes offering	—	322.6
Debt issuance costs	—	(5.6)
Proceeds from public offerings of common units, net	—	161.7
Contributions from Calumet GP, LLC	—	3.5
Common units repurchased and taxes paid for phantom unit grants	—	(3.2)
Distributions to partners	(57.4)	(52.7)
Net cash provided by financing activities	125.4	273.9
Net increase in cash and cash equivalents	1.6	264.3
Cash and cash equivalents at beginning of period	5.6	8.5
Cash and cash equivalents at end of period	$7.2	$272.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$(67.7)	$23.8
Add:
Interest expense	30.3	27.0
Depreciation and amortization	38.8	35.4
Income tax expense (benefit)	0.2	(4.8)
EBITDA	$1.6	$81.4
Add:
Unrealized (gain) loss on derivative instruments	(4.6)	27.9
Realized gain (loss) on derivatives, not included in net income (loss) or settled in a prior period	(2.1)	6.1
Amortization of turnaround costs	9.1	6.1
Non-cash equity based compensation and other non-cash items	2.6	3.4
Adjusted EBITDA	$6.6	$124.9
Less:
Replacement and environmental capital expenditures (1)	7.8	7.3
Cash interest expense (2)	28.4	25.6
Turnaround costs	6.4	2.7
Loss from unconsolidated affiliates	(11.1)	(4.5)
Income tax expense (benefit)	0.2	(4.8)
Distributable Cash Flow	$(25.1)	$98.6

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA
TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In millions)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by (used in) operating activities:	(Unaudited)
Distributable Cash Flow	$(25.1)	$98.6
Add:
Replacement and environmental capital expenditures (1)	7.8	7.3
Cash interest expense (2)	28.4	25.6
Turnaround costs	6.4	2.7
Loss from unconsolidated affiliates	(11.1)	(4.5)
Income tax expense (benefit)	0.2	(4.8)
Adjusted EBITDA	$6.6	$124.9
Less:
Unrealized (gain) loss on derivative instruments	(4.6)	27.9
Realized gain (loss) on derivatives, not included in net income (loss) or settled in a prior period	(2.1)	6.1
Amortization of turnaround costs	9.1	6.1
Non-cash equity based compensation and other non-cash items	2.6	3.4
EBITDA	$1.6	$81.4
Add:
Unrealized (gain) loss on derivative instruments	(4.6)	27.9
Cash interest expense (2)	(28.4)	(25.6)
Non-cash equity based compensation	1.8	3.2
Deferred income tax benefit	—	(4.8)
Lower of cost or market inventory adjustment	(8.1)	13.2
Loss from unconsolidated affiliates	11.1	4.5
Amortization of turnaround costs	9.1	6.1
Income tax (expense) benefit	(0.2)	4.8
Provision for doubtful accounts	0.3	—
Changes in assets and liabilities:
Accounts receivable	(20.7)	29.2
Inventories	(36.0)	(18.9)
Other current assets	—	4.4
Turnaround costs	(6.4)	(2.7)
Derivative activity	(3.6)	9.2
Other assets	(0.3)	—
Accounts payable	(1.8)	(78.9)
Accrued interest payable	14.2	0.7
Other current liabilities	14.4	34.3
Other, including changes in noncurrent liabilities	1.5	1.4
Net cash provided by (used in) operating activities	$(56.1)	$89.4

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
SUMMARY FINANCIAL RESULTS EXCLUDING SPECIAL ITEM
(In millions, except per unit data)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
	As Adjusted, Excluding Special Item
Net income (loss)	$(75.8)	$37.0
Limited partners’ interest basic and diluted net income (loss) per unit	$(0.97)	$0.45
Adjusted EBITDA	$(2.9)	$133.0
Distributable Cash Flow	$(34.6)	$106.7

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(In millions, except unit and per unit data)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Net income (loss) to Adjusted net income (loss):	(Unaudited)
Net income (loss)	$(67.7)	$23.8
Special item:
Add:
LCM inventory adjustment	(8.1)	13.2
Adjusted net income (loss)	$(75.8)	$37.0
Allocation of adjusted net income (loss)
Adjusted net income (loss)	$(75.8)	$37.0
Less:
General partner’s interest in adjusted net income (loss)	(1.5)	0.7
General partner’s incentive distribution rights	—	4.2
Adjusted net income (loss) available to limited partners	$(74.3)	$32.1
Weighted average limited partner units outstanding
Basic	76,449,841	71,232,392
Diluted	76,449,841	71,275,452
Limited partners’ interest basic and diluted adjusted net income (loss) per unit	$(0.97)	$0.45
Cash distributions declared per limited partner unit	$0.685	$0.685

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA, EXCLUDING SPECIAL ITEM AND DISTRIBUTABLE CASH FLOW, EXCLUDING SPECIAL ITEM
(In millions)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA, Adjusted EBITDA, Excluding Special Item and Distributable Cash Flow, Excluding Special Item:	(Unaudited)
Net income (loss)	$(67.7)	$23.8
Add:
Interest expense	30.3	27.0
Depreciation and amortization	38.8	35.4
Income tax expense (benefit)	0.2	(4.8)
EBITDA	$1.6	$81.4
Add:
Unrealized (gain) loss on derivatives	(4.6)	27.9
Realized gain (loss) on derivatives, not included in net income (loss) or settled in a prior period	(2.1)	6.1
Amortization of turnaround costs	9.1	6.1
Non-cash equity based compensation and other non-cash items	2.6	3.4
Adjusted EBITDA	$6.6	$124.9
Special item:
LCM inventory adjustment	(9.5)	8.1
Adjusted EBITDA, Excluding Special Item	$(2.9)	$133.0
Less:
Replacement and environmental capital expenditures (1)	7.8	7.3
Cash interest expense (2)	28.4	25.6
Turnaround costs	6.4	2.7
Loss from unconsolidated affiliates	(11.1)	(4.5)
Income tax expense (benefit)	0.2	(4.8)
Distributable Cash Flow, Excluding Special Item	$(34.6)	$106.7

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO SEGMENT ADJUSTED EBITDA, EXCLUDING SPECIAL ITEM
(In millions)

	Three Months Ended March 31, 2016
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Adjusted EBITDA	$58.5	$(46.0)	$(5.9)	$6.6
Special item:
LCM inventory adjustment	(6.9)	(2.2)	(0.4)	(9.5)
Adjusted EBITDA, Excluding Special Item	$51.6	$(48.2)	$(6.3)	$(2.9)

	Three Months Ended March 31, 2015
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Adjusted EBITDA	$65.9	$63.1	$(4.1)	$124.9
Special item:
LCM inventory adjustment	18.2	(10.1)	—	8.1
Adjusted EBITDA, Excluding Special Item	$84.1	$53.0	$(4.1)	$133.0

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS) TO SEGMENT GROSS PROFIT (LOSS), EXCLUDING SPECIAL ITEM
(In millions, except barrel and per barrel data)

	Three Months Ended March 31, 2016
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Gross Profit (Loss)	$99.3	$(19.0)	$5.9	$86.2
Special item:
LCM inventory adjustment	(6.8)	(0.9)	(0.4)	(8.1)
Gross Profit (Loss), Excluding Special Item	$92.5	$(19.9)	$5.5	$78.1

Gross Profit (Loss), Excluding Hedging and Excluding Special Item	$92.5	$(22.7)

Total specialty and fuel products sales volume (in barrels)	2,360,000	8,964,000	—	11,324,000

Gross Profit (Loss) per barrel, Excluding Special Item	$39.19	$(2.22)

Gross Profit (Loss) per barrel, Excluding Hedging and Excluding Special Item	$39.19	$(2.53)

	Three Months Ended March 31, 2015
	(Unaudited)
	Specialty Products	Fuel Products	Oilfield Services	Consolidated
Gross Profit	$104.5	$63.9	$26.8	$195.2
Special item:
LCM inventory adjustment	18.6	(5.4)	—	13.2
Gross Profit, Excluding Special Item	$123.1	$58.5	$26.8	$208.4

Gross Profit, Excluding Hedging and Excluding Special Item	$123.1	$59.8

Total specialty and fuel products sales volume (in barrels)	2,348,000	8,582,000	—	10,930,000

Gross Profit per barrel, Excluding Special Item	$52.43	$6.82

Gross Profit per barrel, Excluding Hedging and Excluding Special Item	$52.43	$6.97

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
COMMODITY DERIVATIVE INSTRUMENTS
As of March 31, 2016

Fuel Products Segment

Calumet entered into crude oil basis swaps to mitigate the risk of future changes in pricing differentials between WCS and NYMEX WTI. The following table provides a summary of crude oil basis swap contracts as of March 31, 2016, in the Partnership’s fuel products segment:

Crude Oil Basis Swap Contracts by Expiration Dates	Barrels Purchased	BPD	Average Differential to NYMEX WTI ($/Bbl)
Second Quarter 2016	697,000	7,659	$(14.02)
Third Quarter 2016	1,196,000	13,000	$(13.18)
Fourth Quarter 2016	1,196,000	13,000	$(13.18)
Calendar Year 2017	2,555,000	7,000	$(13.22)
Total	5,644,000
Average differential			$(13.31)

Calumet entered into crude oil basis swaps to mitigate the risk of future changes in pricing differentials between Light Louisiana Sweet and NYMEX WTI. The following table provides a summary of crude oil basis swap contracts as of March 31, 2016, in the Partnership’s fuel products segment:

Crude Oil Basis Swap Contracts by Expiration Dates	Barrels Purchased	BPD	Average Differential to NYMEX WTI ($/Bbl)
Second Quarter 2016	365,000	5,000	$1.80
Third Quarter 2016	460,000	5,000	$1.80
Fourth Quarter 2016	460,000	5,000	$1.80
Total	1,285,000
Average differential			$1.80

Calumet has entered into derivative instruments to secure a percentage differential on WCS crude oil to NYMEX WTI. The following table provides a summary of crude oil percentage basis swap contracts related to crude oil purchases as of March 31, 2016, in the Partnership’s fuel products segment:

Crude Oil Percentage Basis Swap Contracts by Expiration Dates	Barrels Purchased	BPD	Fixed Percentage of NYMEX WTI (Average % of WTI/Bbl)
Second Quarter 2016	728,000	8,000	73.5%
Third Quarter 2016	736,000	8,000	73.5%
Fourth Quarter 2016	736,000	8,000	73.5%
Calendar Year 2017	1,095,000	3,000	72.3%
Total	3,295,000
Average percentage			73.1%